EXHIBIT 10.2

SECOND AMENDMENT TO CHANGE OF CONTROL AGREEMENT

THIS SECOND AMENDMENT TO CHANGE OF CONTROL AGREEMENT, is dated as of October Z f , 2011 is between ARI Network Services, Inc. (the "Company") and Roy W. Olivier (the "Employee").

WITNESSETH:

WHEREAS, the Employee has been employed by the Company since September 12, 2006 and currently serves as its President and CEO;

WHEREAS, the Employee and Company are currently party to an Amended and Restated Employment Agreement dated as of the same day hereof (the "Employment Agreement");

WHEREAS, the Employee and Company entered into a change of control agreement on September 13, 2006, as amended on May 2, 2008 (the "Agreement") to assure the continued availability of the Employee to the Company through any process of transition or sale; and

WHEREAS, the parties hereto desire to amend the Agreement as set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the Company and the Employee hereby agree to amend the Agreement as follows:

1.     By replacing the definition of "Term" contained in section 1(g) to read: "The "Term" means a period beginning on the Effective Date and ending on the date two years after the occurrence of a Change of Control. Term also includes the three month period immediately preceding the closing of a Change of Control with respect to any Company initiated involuntary termination of Employee's employment without Cause that is made in anticipation of the Change of Control."

2.     By deleting Section 3 of the Agreement and adding a new Section 2(a)(vi) to read: "all restrictions limiting the exercise, transferability or other incidents of ownership of any outstanding award, including but not limited to restricted stock, options, stock appreciation rights, or other property or rights of the Company granted to the Employee shall lapse, and such awards shall become fully vested and be held by the Employee free and clear of all such restrictions."

3.     By adding an additional sentence at the end of Section 1(c) to read: "In either case, the Date of Termination shall be the date on which Employee has a "separation from service" from the Company, as determined in accordance with Treasury Regulation 1.409A- Kh)(i)."

4.     Except as specifically amended herein, the Change of Control Agreement shall remain in force.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day, month and year first above written.

ARI NETWORK SERVICES, INC.

By:	/s/ Brian E. Dearing
Brian E. Dearing, Chairman of the Board

EMPLOYEE:

/s/ Roy W. Oliver
Roy W. Olivier